Exhibit 99.A

Exhibit A

Agreement of Reporting Persons

Each of the undersigned hereby agrees that the Amendment No. 3 to Schedule 13D filed on the date hereof with respect to the shares of Common Stock of Psychiatric Solutions, Inc. has been filed on behalf of the undersigned.

Signature

Dated: June 25, 2003

Entities:

Oak Investment Partners VI, Limited Partnership

Oak Associates VI, LLC

Oak Investment Partners VII, Limited Partnership

Oak Associates VII, LLC

Oak VII Affiliates Fund, Limited Partnership

Oak VII Affiliates, LLC

Oak Investment Partners X, Limited Partnership

Oak Associates X, LLC

Oak X Affiliates Fund, Limited Partnership

Oak X Affiliates, LLC

Oak Management Corporation

By:	/s/ Ann H. Lamont
Ann H. Lamont, as
General Partner or
Managing Member or as
Attorney-in-fact for the
above-listed entities

Individuals:

Bandel L. Carano

Gerald R. Gallagher

Edward F. Glassmeyer

Fredric W. Harman

Ann H. Lamont

David B. Walrod

By:	/s/ Ann H. Lamont
Ann H. Lamont,
Individually and as
Attorney-in-fact for the
above-listed individuals